Madsen & Associates CPA’s, Inc.

684 East Vine Street #3

Murray, Utah 84107

TELEPHONE (801) 268-2632

FAX (801) 262-3978

TED A. MADSEN, CPA

MEMBER: AMERICAN INSTITUTE OF

CERTIFIED PUBLIC ACCOUNTANTS

UTAH ASSOCIATION OF

CERTIFIED PUBLIC ACCOUNTANTS

October 25, 2005

U.S. Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, NW

Washington, DC 20549

Dear Sirs,

We have read the statements of Andean Development Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated October 25, 2005 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

Madsen & Associates CPA’s, Inc.

Salt Lake City, Utah

October 25, 2005